UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 14, 2003

AFC Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia	30328-5352

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-9500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

      On July 14, 2003, AFC Enterprises, Inc. (the “Company”), completed the sale of the continental U.S. and Canadian operations of its Seattle Coffee Company subsidiary to Starbucks Corporation pursuant to a Stock Purchase Agreement dated April 15, 2003. AFC will retain the Seattle’s Best Coffee retail franchise business in Hawaii, on military bases and in all current markets outside of North America. The consideration received by the Company consisted of $72.0 million in cash. The Company will use the proceeds from the sale to pay down debt and, subject to board and lender approval, to repurchase shares of the Company’s common stock.

      A copy of the Company’s press release announcing the completion of the sale is attached to this Current Report on Form 8-K as Exhibit 99.1. In addition, the Stock Purchase Agreement, dated as of April 15, 2003 is Exhibit 2.1 to this report. The Company’s press release and the Stock Purchase Agreement are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)	Pro Forma Financial Information.

The Company is unable to file the pro forma financial information required by Item 7(b) of Form 8-K due to its previously disclosed ongoing restatement of its financial statements for the first three quarters of fiscal year 2002 and fiscal years 2001 and 2000. The Company will file the required pro forma financial information following completion of the preparation and independent audits of its financial statements for fiscal years 2002, 2001 and 2000, as so restated.

(c)	Exhibits.

2.1	Stock Purchase Agreement between AFC Enterprises, Inc. and Starbucks Corporation, dated as of April 15, 2003 (incorporated by reference to Exhibit 2.1 of Form 8-K filed by the Company on April 16, 2003).

99.1	Press Release dated July 14, 2003.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.

Date:	July 17, 2003	By:	/s/ Frank J. Belatti
Frank J. Belatti Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated July 14, 2003.